Exhibit 10.1
FIRST AMENDMENT TO THE
ARDELYX, INC.
AMENDED AND RESTATED
2014 EQUITY INCENTIVE AWARD PLAN

    This First Amendment (this “Amendment”) to the Amended and Restated 2014 Equity Incentive Award Plan (the “Plan”), is made and adopted by the Board of Directors (the “Board”) of Ardelyx, Inc. (the “Company”), on April 29, 2025 (the “Adoption Date”), effective as of the date that it is approved by the Company’s stockholders; provided such date is within twelve (12) months of the Adoption Date (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company maintains the Plan, which, prior to this Amendment taking effect, provides that the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the Plan is 58,457,566.

WHEREAS, the Board believes it is in the best interest of the Company to increase the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the plan by 10,000,000 shares of Common Stock to 68,457,566 to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees.

WHEREAS, pursuant to Section 13.1 of the Plan, the Board may amend the Plan from time to time; provided that any such amendment to increase the number of shares of Common Stock subject to the Plan shall require approval by the Company’s stockholders within twelve (12) months before or after such action by the Board.

WHEREAS, the Board has recommended that this Amendment be submitted to the stockholders of the Company for approval within twelve (12) months of the Adoption Date.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, as of the Effective Date, as follows:

AMENDMENT

1. Amendment to Section 3.1(a). Section 3.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Number of Shares. Subject to Sections 13.1, 13.2 and 3.1(b) hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) 68,457,566 and (ii) any of the 6,500,000 Shares which (A) were subject to awards under the Prior Plan as of the Effective Date of the Plan and (B) expire or lapse for any reason without the delivery of Shares to the holder thereof or for which the Shares are forfeited or repurchased for the original purchase prices thereof (the “Share Limit”). Notwithstanding anything in this Section 3.1 to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Incentive Stock Options under the Plan shall not exceed an aggregate of 68,457,566 Shares, subject to adjustment pursuant to Section 13.2. Notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) or Section 3.1(a)(iii) hereof shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. Notwithstanding the foregoing, to the extent permitted under Applicable Law, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit in this Section 3.1 at the time that Shares would otherwise be issued in respect of such Award.”

2. Effectiveness; Approval by Stockholders. This Amendment will be submitted for the approval of the Company’s stockholders within twelve (12) months after the Adoption Date. Awards may be granted or awarded prior to such stockholder approval; provided that (A) such Awards shall not be exercisable, (B) such Awards shall not vest and (C) the restrictions on such Awards shall not lapse and no shares shall be issued pursuant thereto prior to the Effective Date; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded in reliance on this Amendment shall thereupon be canceled and become null and void; however, the Plan shall remain in full force and effect. If stockholder approval of this Amendment is obtained, as of the Effective Date, this Amendment shall be and is hereby incorporated as part of the Plan.

3. Effect on the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

ADOPTED BY THE BOARD OF DIRECTORS: April 29, 2025

APPROVED BY THE STOCKHOLDERS: June 18, 2025